UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on April 21, 2006 by PECO II, Inc. (the “Company”), is being filed to amend and restate the prior filing and to include the committee appointment of Mr. Moersdorf, Jr. pursuant to Instruction 2 of Item 5.02 of Form 8-K.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 17, 2006, the Company’s board of directors elected Gerard B. Moersdorf, Jr., age 54, to the Company’s board of directors as a Class I member. The Company’s press release, dated April 20, 2006, regarding Mr. Moersdorf, Jr.’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 1, 2006, the Company’s board of directors elected Mr. Moersdorf, Jr. to serve on the Audit Committee of the board of directors.

Item 8.01 Other Events.

With the election of Gerard B. Moersdorf, Jr. to the Company’s Board of Directors, the Company notified Nasdaq that it has regained compliance with Nasdaq Rule 4350(c)(1) during the grace period afforded by Nasdaq Rule 4350(c)(1). Nasdaq Rule 4350(c)(1) states that a majority of the board of directors of a Nasdaq issuer must be comprised of independent directors (as defined by Nasdaq Rule 4200(a)(15)). On April 20, 2006, Nasdaq notified the Company that it had determined that the Company complies with Nasdaq Rule 4250(c).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated April 20, 2006.

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated April 17, 2006, and filed with the Securities and Exchange Commission on April 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: June 7, 2006	By:	/s/ John G. Heindel
John G. Heindel
President and Chief Executive Officer